UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2026

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

May 2026, June 2026 and July 2026 Distributions

On May 1, 2026, Golub Capital Private Credit Fund (the “Company”) declared regular distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

Gross Distribution
May 2026
Class I Shares Distribution	$0.1875
Class S Shares Distribution	$0.1875
June 2026
Class I Shares Distribution	$0.1875
Class S Shares Distribution	$0.1875
July 2026
Class I Shares Distribution	$0.1875
Class S Shares Distribution	$0.1875

The May 2026 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on May 31, 2026 and will be paid on or around June 29, 2026.

The June 2026 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on June 30, 2026 and will be paid on or around July 30, 2026.

The July 2026 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on July 31, 2026 and will be paid on or around August 28, 2026.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: May 7, 2026	By: /s/ Paul Solini
Name: Paul Solini
Title: Chief Accounting Officer